SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 9, 2001
                                                          --------------

                               EONNET MEDIA, INC.,
                     formerly known as DOCTORSURF.COM, INC.
             (Exact name of registrant as specified in its charter)


STATE OF FLORIDA                     0-28097                    59-3569844
----------------                     ---------                  ----------
(State or other jurisdiction of    (File Number)              (I.R.S. Employer
incorporation)                                               identification No.)

6925 112th Circle North, Suite 101, Largo, Florida             33773
--------------------------------------------------             -----
(Address of principal executive                              (Zip Code)
offices)

         Registrant's telephone number, including area code 727-546-6473
                                                            -------------


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective April 9, 2001, Eonnet Media, Inc., formerly known as Doctorsurf.com, Inc. (the "Company"), a Florida corporation, pursuant to an Agreement and Plan of Merger dated as of January 15, 2001 (the "Agreement"), acquired all of the issued and outstanding stock of Eonnet Technologies, Inc., a Pennsylvania corporation ("ETI") in exchange for 1 million shares of Company common stock (on a post-split basis). On January 27, 2001, the Company completed a 1 for 18 reverse stock split. Thus, 1 million shares of Company common stock issued to former ETI shareholders constitute approximately one-third of the Company's issued and outstanding common stock. Under the terms of the Agreement, the transaction is to be accounted for utilizing the purchase method of accounting.

         ETI is an information technology company that provides strategic consulting, designing, development, and implementation of networking and web technology solutions. The combination of ETI and the Company seeks to be a leading-edge technology solutions and healthcare information provider for the electronic health marketplace as well as other markets.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of the Business Acquired: Audited Financial Statements of Eonnet Technologies, Inc. are attached hereto.

(b) Pro Forma Financial Information: December 31, 2000 Pro Forma Consolidated Financial Statements (Unaudited) of Eonnet Media, Inc. are attached hereto.

(c) Exhibits -

2.1 Agreement and Plan of Merger dated January 15, 2001 between Eonnet Technologies, Inc., Eonnet Acquisition, Inc. and Eonnet Media, Inc. (f/k/a DoctorSurf.com, Inc.) (without schedules or exhibits).

The Company agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.


                                        EONNET MEDIA, INC.


                                        By:      /s/ Vikrant Sharma
                                           -------------------------------------
Date:  May 22, 2001                     Vikrant Sharma, Chief Executive Officer
       ------------

                         AUDITED FINANCIAL STATEMENTS OF
                            EONNET TECHNOLOGIES, INC.

Report of Brimmer, Burek & Keelan LLP, Independent Auditors

Balance Sheets as of December 31, 2000 and 1999

Statements of Operations for the years ended December 31, 2000 and 1999

Statements of Shareholders' Equity (Deficit) for the years
  Ended December 31, 2000 and 1999

Statements of Cash Flows for the years ended
  December 31, 2000 and 1999

Notes to Financial Statements



             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Stockholders
Eonnet Technologies, Inc.
Pittsburgh, Pennsylvania

We have audited the accompanying balance sheets of Eonnet Technologies, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of Eonnet Technologies, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eonnet Technologies, Inc. as of December 31, 2000 and 1999 and

the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  BRIMMER, BUREK & KEELAN LLP
                                                  Certified Public Accountants

March 9, 2001

Except for Note 14 as to which
the date is April 10, 2001

                            EONNET TECHNOLOGIES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                    2000            1999
                                                 ------------   -------------
Current assets
Cash                                                   $   -        $  3,279
Accounts receivable, net (including related           80,433         213,089
 party receivables of  $26,500 and $0)
Inventory                                             37,366          24,927
                                                 ------------   -------------

Total current assets                                 117,799         241,295

Property and equipment, net                          135,371          86,853

Intangible assets, net                                64,060          79,596
                                                 ------------   -------------


Total assets                                       $ 317,230       $ 407,744
                                                 ============   =============
Please read accompanying notes.

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    2000                1999
                                                             ---------------   -------------------

Current liabilities
Bank overdraft                                                     $  9,032                 $   -
Accounts payable                                                    340,330               293,105
Customer deposits                                                   281,453               139,447
Other current liabilities                                             5,409                16,123
Current portion of long term debt                                     5,673                 5,184
Current portion of capital lease                                      8,876                     -
Due to related party                                                 99,294                74,970
                                                             ---------------   -------------------

Total current liabilities                                           750,067               528,829

Long-term debt                                                       17,260                22,933
Capital lease obligations                                            17,094                     -
                                                             ---------------   -------------------

Total liabilities                                                   784,421               551,762
                                                             ---------------   -------------------

Stockholders' equity (deficit)
Common stock - 1,000,000 no par shares authorized.
1,000,000 and 997,000 shares issued and outstanding
as of 2000 and 1999, respectively                                         -                     -
Additional paid-in capital                                          164,000                     -
Accumulated deficit                                                (631,191)             (144,018)
                                                             ---------------   -------------------

Total stockholders' equity (deficit)                               (467,191)             (144,018)
                                                             ---------------   -------------------

Total liabilities and stockholders' equity (deficit)              $ 317,230             $ 407,744
                                                             ===============   ===================


Please read accompanying notes.                                                2


                            EONNET TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                 2000             1999
                                                          -----------------   ---------------

Sales ( including related party                                $ 1,811,813       $ 1,410,881
sales of 2% and 12%)
Cost of sales                                                   (1,213,504)         (726,475)
                                                          -----------------   ---------------

Gross profit                                                       598,309           684,406

Operating expenses
Compensation and related benefits                                  588,865           340,962
Contract labor                                                     130,022            61,678
Auto expense                                                        72,931            40,776
Utilities                                                           49,725            24,550
Depreciation and amortization                                       41,176            21,152
Selling, general and administrative                                200,942           333,364
                                                          -----------------   ---------------

Total operating expense                                          1,083,661           822,482
                                                          -----------------   ---------------

Net operating loss                                                (485,352)         (138,076)

Other income (expense)
Miscellaneous income                                                15,669             2,959
Interest expense                                                   (17,490)           (8,901)
                                                          -----------------   ---------------

Total other income (expense)                                        (1,821)           (5,942)
                                                          -----------------   ---------------

Net loss                                                        $ (487,173)       $ (144,018)
                                                          =================   ===============


Basic and diluted net loss per share                              $  (0.49)         $  (0.15)
                                                          =================   ===============


Weighted average shares outstanding                                997,738           988,004
                                                          =================   ===============

Please read accompanying notes.                                                3

                                      EONNET TECHNOLOGIES, INC.
                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                               YEARS ENDED DECEMBER 31, 2000 AND 1999


                              Shares of                                                                         Total
                                Common             Common            Additional        Accumulated          Stockholders'
                                Stock               Stock          Paid-in Capital         Deficit         Equity (Deficit)
                          -------------------  ----------------   ------------------   ----------------   -------------------

January 1, 1999                      870,000              $  -                $   -              $   -                $    -

Stock issued                         127,000

Net loss                                                     -                                (144,018)             (144,018)
                                                                                  -
                          -------------------  ----------------   ------------------   ----------------   -------------------

December 31, 1999                    997,000                 -                                (144,018)             (144,018)
                                                                                  -

Stock issued                           3,000

Capital contribution                                         -              164,000                                  164,000
                                                                                                     -

Net loss                                                                                      (487,173)             (487,173)
                          -------------------  ----------------   ------------------   ----------------   -------------------

December 31, 2000                  1,000,000              $  -            $ 164,000          $(631,191)           $ (467,191)
                          ===================  ================   ==================   ================   ===================





Please read accompanying notes.                                                4

                            EONNET TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                        2000                1999
                                                                 -------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                 $ (487,173)        $ (144,018)
Adjustments to reconcile net loss to net
cash provided (used) by operating activities
Depreciation and amortization                                                41,176             21,152
(Increase) decrease in:
Accounts receivable                                                         113,388           (213,089)
Other current assets                                                            187               (187)
Inventory                                                                   (12,626)            (2,240)
Other assets                                                                 (3,540)            (4,342)
Increase (decrease) in:
Bank overdraft                                                                9,032
                                                                                                     -
Accounts payable                                                             75,868            293,105
Customer deposits                                                           161,274             19,447
Accrued expenses                                                            (10,714)            16,123
                                                                 -------------------  -----------------
Net cash provided (used) by operating activities                           (113,128)           (14,049)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                          (38,768)           (55,617)
                                                                 -------------------  -----------------
Net cash provided (used) by investing activities                            (38,768)           (55,617)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder capital contribution                                            164,000
                                                                                                     -
Payments on long-term debt                                                   (5,184)            (2,025)
Payments on capital lease obligations                                        (5,880)
                                                                                                     -
Payments on advances from related parties                                    (4,319)
                                                                                                     -
Proceeds on advances from related parties                                         -             74,970
                                                                 -------------------  -----------------
Net cash provided (used) by financing activities                            148,617             72,945
                                                                 -------------------  -----------------

Net increase (decrease) in cash for the year                                 (3,279)             3,279
Cash at beginning of year                                                     3,279
                                                                                                     -
                                                                 -------------------  -----------------
Cash at end of year                                                           $   -           $  3,279
                                                                 ===================  =================

                                                                               5

                            EONNET TECHNOLOGIES, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



Supplemental Cash Flow Disclosure

The statements of cash flows is supplemented by the following non-cash transactions:

                                                      2000           1999
                                                ---------------  ------------
Financing and investing activities

Assets purchased                                      $ 70,618     $ 205,759
Obligations incurred                                    31,850       150,142
                                                ---------------  ------------

Net cash paid for property and equipment              $ 38,768        55,617
                                                ===============  ============


Cash paid for:

Interest expense                                      $ 17,490      $  8,901
                                                ===============  ============
Income taxes                                             $   -         $   -
                                                ===============  ============

                            EONNET TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 - GENERAL

Business Activity

      EONNET Technologies, Inc., a Pennsylvania corporation, was incorporated in December 1998 and began operations in January 1999. The Company provides network, web and application solutions to companies in Pittsburgh, Pennsylvania and the surrounding area.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition - The Company recognizes revenue when the service is complete.

Inventory - Inventories are stated at the lower of cost determined by averaging the cost of the inventory on hand or market. Inventory consists of purchased finished goods, primarily computer and printer repair parts.

Prepaid and Other Assets - Expense items of a nature that will benefit future periods are charged to prepaid and other assets and are amortized over the respective periods.

Property and Equipment - Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (ranging from three to seven years). Leasehold improvements and equipment under capital leases are amortized over the lives of the respective leases, inclusive of bargain renewal options, or the service lives of the assets, whichever is shorter. Accelerated methods are used for tax depreciation.

Intangible Assets - The Company has an intangible asset of goodwill from the acquisition of PTI (Note 8). It is being amortized over a 5-year period using the straight-line method.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reported period. Actual results could differ from those estimates.

Costs of Start-Up Activities - The American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, Reporting on the Costs of Start-Up Activities. The standard provides guidance on the financial reporting costs for start-up costs and organization costs. This standard requires cost of start-up and organization costs to be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. The Company accounts for start-up costs and organization costs in accordance with SOP No. 98-5.

Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern. However, as shown in the financial statements, the Company incurred a net loss of $487,173 and $144,018 for 2000 and 1999. At December 31, 2000 and 1999, current liabilities exceeded current assets by $632,268 and $287,534, and total liabilities exceed total assets by $467,191 and $144,018, respectively.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity at time of purchase of three months or less to be cash equivalents.

Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes. Under SFAS No. 109, the Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by provisions of enacted tax laws.

The Company has a gross deferred tax asset as of December 31, 2000 and 1999 of approximately $115,000 and $27,000, respectively. This asset is comprised of the potential future tax benefit of its operating losses to date. Management has evaluated the available evidence regarding the future taxable income and other possible sources of realization of deferred tax assets. A 100 percent valuation allowance has been established by management against the gross deferred tax asset, as it is more likely than not that the deferred tax asset will not be realized.

Earning (Loss) Per Common Share - Basic earnings per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. There were no common stock equivalents, so basic and diluted earnings per share are the same.

Fair Value of Financial Instruments - The estimated fair value of amounts reported in the financial statements has been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The fair value of long-term obligations approximates the carrying value, based on current market price.


NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

                                                      2000           1999
        Accounts receivable - trade                 $111,286       $213,549
        Allowance for doubtful accounts              (11,585)          (460)
                                                    --------       --------
        Total accounts receivable                   $ 99,701       $213,089
                                                    ========       ========


Bad debt expense was $11,565 and $51,238 for 2000 and 1999, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                        2000         1999
                                                     -----------   -----------

      Equipment                                       $  112,313    $   83,892
      Furniture and fixtures                              28,043         2,889
      Leasehold improvements                              26,027         8,978
                                                     -----------   -----------
                                                         166,383        95,759
      Accumulated depreciation                           (31,012)       (8,906)
                                                     -----------   -----------

          Total property and equipment, net           $  135,371    $   86,853
                                                      ==========    ==========

Depreciation expense was $22,100 and $8,906 in 2000 and 1999, respectively.


NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following:

                                                      2000               1999
                                                      ----               ----
             Goodwill                               $ 95,382          $ 91,842
             Less accumulated amortization           (31,322)          (12,246)
                                                     --------          -------
             Total intangible assets, net           $ 64,060          $ 79,596
                                                    ========          ========


Amortization expense was $19,076 and $12,246 for 2000 and 1999, respectively.


NOTE 6 - CUSTOMER DEPOSITS

The Company sells services on an hourly basis in advance at a discounted hourly rate under its SafeNet and SafeWeb service. The payments are recorded as a liability when received and are recognized as revenue after the service has been performed.


NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following:
                                                          2000         1999
                                                     ------------  ------------
Installment note to bank due July 2004, with
monthly payments of $309 including interest at
8.9%, secured by a vehicle.                            $   11,301    $   13,855

Installment note to bank due July 2004, with
monthly payments of $317 including interest at
8.9%, secured by a vehicle.                                11,632        14,262
                                                       ----------    ----------
                                                           22,933        28,117
Less current portion of long-term debt                     (5,673)       (5,184)
                                                      ------------  ------------

    Total long-term debt                               $   17,260    $   22,933
                                                       ==========    ==========

Following are maturities of long-term debt for each of the next four years:

                         2001                          $5,673
                         2002                           6,209
                         2003                           6,795
                         2004                           4,256
                                                        -----
             Total                                   $ 22,933
                                                     ========

NOTE 8 - ACQUISITIONS

In May 1999, the Company entered into an Asset Purchase Agreement (Agreement) with Preventive Technologies, Inc. (PTI). PTI, a Pennsylvania corporation, providers network and computer hardware solutions. The acquisition was accounted for using the purchase method of accounting. The Agreement provides for the Company to purchase certain fixed assets, inventory items and the customer list. The acquisition cost was $129,342. The purchase was comprised of a cash payment of $5,000 and the assumption of the liability obligation to perform services under active contracts in the amount of $120,000 and related costs. The results of operations of PTI are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition, $129,342, exceeded the fair value of the net assets acquired by the cost of goodwill in the amount of $ 91,842 which is being amortized on a straight-line basis over five years.

Contemporaneously, the Company entered into a Consulting Services Agreement with the PTI majority shareholder. The Consulting Service Agreement provides for combined salary and non-compete payments in the approximate amount of $221,000 over two years. The Company ceased payments in January 2000 based on perceived violations of the non-compete agreement. At the time, the Company had paid approximately $65,000 of the contract amount. In 2001, the Company agreed to pay approximately $40,000 in settlement and termination of the agreement. Obligation under the Consulting Service Agreement was adjusted as of December 31, 2000 to reflect the settled amount.


NOTE 9 - CONCENTRATION OF CREDIT RISK - MAJOR CUSTOMERS

Revenues from major customers were approximately $379,000 and $599,466 or 21% and 42% of total revenues during 2000 and 1999, respectively. Major customers are defined as those customers which represent 10% or greater of total revenue of the Company. Should the Company lose these major customers, it could cause a significant decrease in revenue.


NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

In 2000, the Company ceased payments on the non-compete agreement related to the PTI Merger (Note 8) for alleged violations of the agreement. The unpaid balance of the non-compete was approximately $80,000 at the time the Company ceased payment. The other party to the non-compete threatened litigation to recover the unpaid balance. The dispute was settled in February 2001 for approximately $40,000. The balance due was recorded in 2000.

The Company has a right of first refusal to purchase shares of its common stock owned by certain employees. As of December 31, 2000, no liability exists under this agreement.


NOTE 11 - LEASES

Capital Leases

In 2000, the Company leased furniture and equipment under two capital leases that expire in 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The Company has included the cost of the furniture and equipment in property and equipment, net. The depreciation of the assets under capital lease is included in depreciation expense. Interest rates on the capitalized leases vary from 19% to 21%.

Minimum future lease payments under capital leases as of December 31, 2000 for each of the next three years and in aggregate are:

2001                                                            $13,468
2002                                                             13,468
2003                                                              6,617
                                                                -------

Total minimum lease payments                                     33,553
Less:  Amount representing interest                              (7,583)
                                                                --------

Present value of net minimum lease payment                      $25,970
                                                                =======



Operating leases

The Company leases certain equipment under operating leases expiring in various years through 2003. The lease expense for the years ended December 31, 2000 and 1999 was approximately $32,000 and $17,000, respectively.

The future minimum lease payments under these operating leases are as follows:

2001                                                           $27,500
2002                                                            18,432
2003                                                            10,032
                                                               -------

Total                                                          $55,964
                                                               =======


NOTE 12 - PROFIT SHARING PLAN

The Company has a Savings Incentive Match Plan for Employees (SIMPLE), which covers all eligible employees. Participation in the plan is voluntary for all employees and allows for salary reduction. The plan provides for the Company to make contributions in the amount of 3% of the employee's voluntary contribution subject to compensation.

For the years ended December 31, 2000, and 1999, the Company's contributions charged to operations amount to $15,000 and $5,000, respectively.


NOTE 13 - RELATED PARTY TRANSACTIONS

The Company had various transactions with the majority shareholder's parents' company, Sherman International Corporation (SIC), which provides iron and steel equipment to manufacturing plants. The Company provided SIC $29,300 and $174,000 worth of services during 2000 and 1999. The Company had receivables of $26,000 and $-0- from SIC as of December 31, 2000 and 1999. The Company owed SIC $28,600 as of December 31, 2000 which is included in accounts payable for unpaid rent. The Company also has received cash advances from SIC. The balance of the advances was $70,650 and $74,970 at December 31, 2000 and 1999. The advances accrue interest at 14.25% and are due on demand. The Company rents its office, approximately 2500 and 1900 square feet in 2000 and 1999, from SIC on a month to month basis. The rent expense was $18,600 and $15,000 for 2000 and 1999, respectively.

In 2000, the Company provided services to Geek Securities (GS), a securities dealer, which is owned by the majority shareholder's brother-in-law. The Company sold GS a $5,000 SafeNet time block of which

$3,400 has been used. The remaining $1,600 is included in customer deposits. The Company also has a receivable of $500 from GS as of December 31, 2000.


NOTE 14 - SUBSEQUENT EVENTS

In January 2001, the Company entered into a merger agreement with Eonnet Acquisition, Inc. (EAI), a Pennsylvania corporation. The merger was completed April 9, 2001. EAI is a wholly owned subsidiary of DoctorSurf, Inc. (DoctorSurf), a Florida corporation. Simultaneously with the merger, DoctorSurf changed its name to Eonnet Media, Inc. (Media). The shareholders of the Company were to be given one share of Media common stock for every share of common stock held of the Company. In addition, the majority shareholder of the Company will sign an employment agreement to serve as Media's Chief Executive Officer for a term of three years, with annual compensation equal to $120,000 per year.

The Company had sales of approximately $19,000 with affiliates of Media for the year 2000. At December 31, 2000, the Company had receivables of approximately $500 from the same affiliates.

                       EONNET MEDIA, INC AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS


         The following unaudited pro forma condensed consolidated financial statements is included in order to give effect to the transactions described below:

         On January 27, 2001, Eonnet Media completed a 1 for 18 reverse stock split.

         On April 9, 2001, Eonnet Media acquired all the issued and outstanding stock of Eonnet Technologies, Inc. for 1,000,000 shares of Eonnet Media common stock. The acquisition is accounted for as a purchase.

         The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

         The audited consolidated financial statements of Eonnet Media for the year ended December 31, 2000 and for the period from May 14, 1999 (inception) to December 31,1999, (as filed on April 17, 2001, with Eonnet Media's Form 10-KSB)

         The audited financial statements of Eonnet Technologies for the year ended December 31, 1999 and 2000 (included herein).

The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data does not purport to represent what the financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in the prospectus. See "Risk Factors" included elsewhere herein.

                                                        EONNET MEDIA, INC.
                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                         DECEMBER 31, 2000

                                                              ASSETS
                                                                                                                    Eonnet Media
                                                                                                                      Pro forma
                                             Eonnet            Eonnet                                             Consolidated
                                              Media         Technologies          Total           Adjustments           Total
                                         ----------------  ----------------  ----------------  ------------------ ------------------
Current assets
Cash                                           $ 332,291            $    -         $ 332,291                              $ 332,291


Accounts receivable, net (including
related party receivables of $26,500
and $0)                                                -            80,433            80,433                                 80,433

Inventory                                              -            37,366            37,366                                 37,366

Other current assets                              11,256                 -            11,256                                 11,256
                                         ----------------  ----------------  ----------------  ------------------ ------------------


Total current assets                             343,547           117,799           461,346                                461,346
                                         ----------------  ----------------  ----------------  ------------------ ------------------
Property and equipment (net)                                                                                                256,292
                                                 120,921           135,371           256,292


Goodwill                                               -            64,060            64,060 b           773,000            837,060

Other assets                                       2,458                 -             2,458                                  2,458
                                         ----------------  ----------------  ----------------  ------------------ ------------------


Total other assets                                 2,458            64,060            66,518             773,000            839,518
                                         ----------------  ----------------  ----------------  ------------------ ------------------


Total Assets                                   $ 466,926         $ 317,230         $ 784,156           $ 773,000        $ 1,557,156
                                         ================  ================  ================  ================== ==================



                                          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                                                                                                                     Eonnet Media
                                                                                                                       Pro forma
                                                 Eonnet            Eonnet                                           Consolidated
                                                 Media          Technologies         Total          Adjustments          Total
                                             ---------------   ---------------  ----------------  ----------------  ----------------
Current liabilities
Accounts payable and other current
liabilities                                       $ 396,167         $ 636,224        $1,032,391            $    -       $ 1,032,391

Loans and due to purchasers of common stock         317,375                 -           317,375 e                           317,375

Current portion of long term debt                    41,313            14,549            55,862                              55,862

Due to related party                                      -            99,294            99,294                              99,294
                                             ---------------   ---------------  ----------------  ----------------  ----------------
Total current liabilities                           754,855           750,067         1,504,922                           1,504,922


Long term debt                                      225,000            34,354           259,354                             259,354
                                             ---------------   ---------------  ----------------  ----------------  ----------------

Total liabilities                                   979,855           784,421         1,764,276                           1,764,276
                                             ---------------   ---------------  ----------------  ----------------  ----------------

Shareholders' deficit

 Preferred stock                                          -                 -                 -                                   -

 Common stock                                        17,957                 -            17,957 b          10,000            27,957

Additional paid-in capital                        1,731,322           164,000         1,895,322 a        (164,000)        2,494,322
                                                                                                b         763,000


Stock subscription receivable                       (79,525)                -           (79,525)                            (79,525)
Accumulated deficit                              (2,182,683)         (631,191)       (2,813,874)a         164,000        (2,649,874)
                                             ---------------   ---------------  ----------------  ----------------  ----------------


Total stockholders' equity (deficit)               (512,929)         (467,191)         (980,120)          773,000         (207,120)
                                             ---------------   ---------------  ----------------  ----------------  ----------------

Total liabilities and shareholders' equity
(deficit)                                         $ 466,926         $ 317,230         $ 784,156          $773,000       $ 1,557,156
                                             ===============   ===============  ================  ================  ================



Please read accompanying notes.

                       EONNET MEDIA, INC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000


         The unaudited pro forma condensed consolidated balance sheet gives effect to the reverse stock split as if this transaction had occurred on December 31, 2000.

Adjustments reflect the following:

      (a) Elimination of Eonnet Technologies equity in consolidation.

      (b) Adjust the historical financial statements for Eonnet Media's acquisition of Eonnet Technologies Inc. at an assumed price of $.017 per share (pre split).

                                                           EONNET MEDIA, INC.
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
                                                       YEAR ENDED DECEMBER 31, 2000

                                                                                                                 Eonnet Media
                                                                                                                   Pro forma
                                     Eonnet              Eonnet                                Pro Forma         Consolidated
                                      Media           Technologies           Total            Adjustments           Totals
                                ------------------   ---------------  --------------------  -----------------  ------------------

Sales                                   $  20,670        $1,811,813          $  1,832,483                            $ 1,832,483

Cost of sales                                   -        (1,213,504)           (1,213,504)                            (1,213,504)
                                ------------------   ---------------  --------------------  -----------------  ------------------
Gross profit                                                                      618,979
                                           20,670           598,309                                        -             618,979

Operating expenses

Depreciation and
 amortization                              35,690            41,176                76,866 a          257,667             334,533

Advertising and promotion                 117,903                 -               117,903                                117,903

Payroll and related taxes                 768,890           588,865             1,357,755 b          120,000           1,477,755

Contract labor                                  -           130,022               130,022                                130,022

Auto expense                                    -            72,931                72,931                                 72,931

Utilities                                       -            49,725                49,725                                 49,725

Website expense                           139,284                 -               139,284                                139,284

Legal and professional
 fees                                     287,181                 -               287,181                                287,181

Other operating expenses                  232,991           200,942               433,933                                433,933
                                ------------------   ---------------  --------------------  -----------------  ------------------

Total operating expense                 1,581,939         1,083,661             2,665,600            377,667           3,043,267
                                ------------------   ---------------  --------------------  -----------------  ------------------
Net operating loss                     (1,561,269)         (485,352)           (2,046,621)          (377,667)         (2,424,288)

Other income (expense)

Interest income                            24,202                 -                24,202                                 24,202

Miscellaneous income                            -            15,669                15,669                                 15,669

Interest expense                           28,254)          (17,490)              (45,744)                               (45,744)
                                ------------------   ---------------  --------------------  -----------------  ------------------

Total other income(expense)                (4,052)           (1,821)               (5,873)                                (5,873)
                                ------------------   ---------------  --------------------  -----------------  ------------------
Net loss                              $(1,565,321)       $ (487,173)         $ (2,052,494)        $ (377,667)       $ (2,430,161)
                                ==================   ===============  ====================  =================  ==================

Basic and diluted loss
 per share                                  (1.22)            (0.49)                                   (0.19)              (0.74)
                                ==================   ===============  ====================  =================  ==================
Weighted average common
 shares outstanding                     1,280,549           997,738                                2,000,000           3,280,549
                                ==================   ===============  ====================  =================  ==================



Please read accompanying notes.

                       EONNET MEDIA, INC AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


         The unaudited pro forma condensed consolidated statement of operations gives effect to the reverse stock split as if this transaction had occurred on January 1, 2000.

Adjustments reflect the following:

      (a) Amortize goodwill in connection with the acquisition of Eonnet Technologies Inc. over its assumed life of three years.

                               EONNET MEDIA, INC.

                   Exhibit Index to Current Report on Form 8-K
                               Dated April 9, 2001


Exhibit
Number
                                   Description

(2.1) Agreement and Plan of Merger dated January 15, 2001 between Eonnet
      Technologies, Inc., Eonnet Acquisition, Inc. and Eonnet Media, Inc. (f/k/a DoctorSurf.com, Inc.)